Report of Independent Registered
Public Accounting Firm

To the Shareholders and
Board of Directors CPG
Alternative Strategies Fund, LLC
In planning and performing our
audit of the financial statements
of CPG Alternative Strategies
Fund, LLC (the "Company") as of
and for the year ended March 31,
2015, in accordance with the
standards of the Public Company
Accounting Oversight Board
(United States), we considered
the Company's internal control
over financial reporting, including
controls over safeguarding
securities, as a basis for
designing our auditing procedures
for the purpose of expressing our
opinion on the financial
statements and to comply with the
requirements of Form N-SAR, but
not for the purpose of expressing
an opinion on the effectiveness of
the Company's internal control
over financial reporting.
Accordingly, we express no such
opinion.
The management of the
Company is responsible for
establishing and maintaining
effective internal control over
financial reporting. In fulfilling this
responsibility, estimates and
judgments by management are
required to assess the expected
benefits and related costs of
controls. A company's internal
control over financial reporting is
a process designed to provide
reasonable assurance regarding
the reliability of financial reporting
and the preparation of financial
statements for external purposes
in accordance with generally
accepted accounting principles. A
company's internal control over
financial reporting includes those
policies and procedures that (1)
pertain to the maintenance of
records that, in reasonable detail,
accurately and fairly reflect the
transactions and dispositions of
the assets of the company; (2)
provide reasonable assurance
that transactions are recorded as
necessary to permit preparation
of financial statements in
accordance with generally
accepted accounting principles,
and that receipts and
expenditures of the company are
being made only in accordance
with authorizations of
management and directors of the
company; and (3) provide
reasonable assurance regarding
prevention or timely detection of
unauthorized acquisition, use or
disposition of a company's assets
that could have a material effect
on the financial statements.
Because of its inherent
limitations, internal control over
financial reporting may not
prevent or detect misstatements.
Also, projections of any
evaluation of effectiveness to
future periods are subject to the
risk that controls may become
inadequate because of changes
in conditions, or that the degree of
compliance with the policies or
procedures may deteriorate.
A deficiency in internal control
over financial reporting exists
when the design or operation of a
control does not allow
management or employees, in the
normal course of performing their
assigned functions, to prevent or
detect misstatements on a timely
basis. A material weakness is a
deficiency, or a combination of
deficiencies, in internal control
over financial reporting, such that
there is a reasonable possibility
that a material misstatement of
the company's annual or interim
financial statements will not be
prevented or detected on a timely
basis.
Our consideration of the
Company's internal control over
financial reporting was for the
limited purpose described in the
first paragraph and would not
necessarily disclose all
deficiencies in internal control that
might be material weaknesses
under standards established by
the Public Company Accounting
Oversight Board (United States).
However, we noted no
deficiencies in the Company's
internal control over financial
reporting and its operation,
including controls over
safeguarding securities, that we
consider to be a material
weakness as defined above as of
March 31, 2015.
This report is intended solely for
the information and use of
management and the Board of
Directors of CPG Alternative
Strategies Fund, LLC and the
Securities and Exchange
Commission and is not intended
to be and should not be used by
anyone other than these specified
parties.

Ernst & Young LLP
New York, New York
May 29, 2015